Exhibit 99.1

Xenith Bankshares, Inc. Announces Retirement of Directors and New Nominee

RICHMOND, VA, March 21, 2013 – Xenith Bankshares, Inc. (NASDAQ:XBKS), parent company of Xenith Bank, a business-focused bank serving the Greater Washington D.C., Richmond, and Greater Hampton Roads, Virginia markets, today announced that two members of its board of directors will not stand for re-election, and that the board of directors has nominated a new candidate for election to the board of directors, at the company’s upcoming annual meeting of shareholders scheduled for May 2, 2013.

James “Jim” E. Turner, Jr. and Brian D. Jones, both directors of the company since 2009, will retire from the company’s board effective at the expiration of their current terms at the upcoming annual meeting. Turner is the former President and CEO of General Dynamics Corp. Jones is a Principal and Co-Founder of BankCap Partners, the company’s largest shareholder. Turner and Jones will also retire from Xenith Bank’s board of directors.

“Jim has provided us with tremendous leadership and expertise from our earliest days, having served since 2001 as a founding director of SuffolkFirst Bank prior to our merger and continuing with us through the bank’s growth and transition as Xenith Bank,” said T. Gaylon Layfield III, President and CEO. “We greatly appreciate his dedication to our company. Brian and BankCap have been excellent partners for Xenith, and Brian’s guidance and support as a director have been instrumental to Xenith’s growth and success. We are pleased that BankCap Principal and Co-Founder Scott Reed continues as a member of our board and will stand for re-election at the annual meeting.”

The company also announced that its board has nominated Thomas G. Snead, Jr. for election to Xenith Bankshares’ board of directors at the upcoming annual meeting. Snead is the former President and Chief Executive Officer of Wellpoint Inc., Southeast Region, previously served as President of Anthem Southeast, a subsidiary of Anthem, Inc. and Chairman and Chief Executive Officer of Trigon Healthcare, Inc., a managed healthcare company. Snead served on the board of LandAmerica Financial Group Inc., and currently serves on the board of directors of CSA Medical, Inc., a medical device company, as well as several community organizations, including the ChildFund International, the Community Foundation and the Virginia Commonwealth University School of Business School Foundation.

Profile

Xenith Bankshares, Inc. is the holding company for Xenith Bank. Xenith Bank is a full-service, locally-managed commercial bank, specifically targeting the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients, and select retail banking clients. As of December 31, 2012, the company had total assets of $563.2 million and total deposits of $453.2 million. Xenith Bank’s target markets are the Greater Washington, DC, Richmond, VA, and Greater Hampton Roads, VA metropolitan statistical areas. The company is headquartered in Richmond, Virginia and currently has six branch locations in Tysons Corner, Richmond and Suffolk, Virginia. Xenith Bankshares common stock trades on the NASDAQ Capital Market under the symbol “XBKS.”

For more information about Xenith Bankshares and Xenith Bank, visit: https://www.xenithbank.com/.

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements made in this press release reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to Xenith Bankshares, Inc. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to Xenith Bankshares. If a change occurs, Xenith Bankshares’ business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the risks discussed in Xenith Bankshares’ public filings with the Securities and Exchange Commission, including those outlined in Part I, Item 1A, “Risk Factors” of Xenith Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2012. Except as required by applicable law or regulations, Xenith Bankshares does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

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Contact:

Thomas W. Osgood

Executive Vice President, Chief Financial Officer,

Chief Administrative Officer and Treasurer

(804) 433-2209

tosgood@xenithbank.com

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